Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2021 RESULTS; PROVIDES BUSINESS UPDATE; REAFFIRMS 2021 NFFO AND NAFFO GUIDANCE

IRVINE, CA, November 3, 2021 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the third quarter of 2021. In addition, the Company provided a business update, reaffirmed its full-year 2021 guidance for Normalized FFO and Normalized AFFO and provided updates to previously issued 2021 per share guidance for net loss, FFO and AFFO.

THIRD QUARTER 2021 RESULTS AND RECENT EVENTS

Following are the highlights of our results for the third quarter of 2021 and recent events:
•For the third quarter of 2021, net income, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.05, $0.27, $0.38, $0.38 and $0.38, respectively. Included in net income and FFO is the write-off of $25.2 million ($0.11 per diluted common share) of straight-line rent receivables related to our lease with the Avamere Family of Companies (“Avamere”). As noted in our September 13, 2021 business update, Avamere has experienced cash flow constraints over the past several months and as a result, we subsequently determined that this lease should no longer be accounted for on an accrual basis and wrote off its straight-line rent receivable balance. This write-off is reflected as a reduction of our rental revenues for the third quarter of 2021. See further discussion on Avamere under “Business Update.”
•EBITDARM Coverage for our Skilled Nursing/Transitional Care and Specialty Hospitals and Other portfolios were 1.78x and 3.86x, respectively. Together, our Aggregate Acute/Post Acute and Other facilities reported EBITDARM Coverage of 2.09x, 0.02x higher than the third quarter of 2020 and 0.18x lower than the second quarter of 2021. See further discussion on EBITDARM Coverage trends under “Business Update.”
•From the beginning of the COVID-19 pandemic through October 2021, we have collected 99.7% of our forecasted rents. This includes drawing on a letter of credit to fund $7.9 million of rent for September and October of 2021 due from Avamere.
•Subsequent to September 30, 2021, Sabra closed on the first tranche of the previously announced $325 million mortgage loan, that when fully funded, will be secured by eight inpatient addiction treatment centers operated by Recovery Centers of America Holdings, LLC (“RCA”) located in the Northeast and Midwest regions of the United States (the “RCA Mortgage Loan”). The first tranche, totaling $290 million, is secured by mortgages on six of the eight addiction treatment centers. Funding of the $35 million second tranche is contingent upon the portfolio and the remaining two centers achieving specific performance metrics. In addition, we acquired one Senior Housing - Leased community for a purchase price of $26.3 million with an estimated cash yield of 6.93%.
•Our year-to-date investment activity totals $396.7 million with a weighted average estimated stabilized cash yield of 7.55%.
•During the third quarter of 2021, we completed the sale of four Senior Housing communities for aggregate net sales proceeds of $6.7 million. These four facilities did not generate any Cash NOI during 2021.
•Subsequent to September 30, 2021, we completed the sale of four Skilled Nursing/Transitional Care facilities and one Senior Housing community for net sales proceeds of $16.1 million, inclusive of the repayment of an aggregate $9.9 million of HUD-insured mortgage debt encumbering two of the facilities. These facilities generated $2.5 million of Annualized Cash NOI, and annual interest expense on the HUD-insured mortgage debt was $0.3 million.
•On September 30, 2021, we issued $800.0 million of 3.20% senior unsecured notes due in 2031. The net proceeds were used to repay $345.0 million of our U.S. dollar term loans, redeem all $300.0 million of our outstanding 4.80%

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senior unsecured notes due in 2024 (which redemption occurred on October 7, 2021) and to fund a portion of the RCA Mortgage Loan.
•On October 15, 2021, we completed an underwritten public offering of 7.8 million newly issued shares of our common stock at a price of $14.40 per share and received net proceeds, before expenses, of $112.6 million. These proceeds were used to fund a portion of the RCA Mortgage Loan.
•We continue to maintain a strong Net Debt to Adjusted EBITDA ratio of 4.81x.
•On November 3, 2021, our Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on November 30, 2021 to common stockholders of record as of the close of business on November 16, 2021. The dividend represents a payout of 79% of our Normalized AFFO per share of $0.38.

BUSINESS UPDATE — IMPACT OF THE COVID-19 PANDEMIC ON OUR PORTFOLIO

Avamere
As noted in our September 13, 2021 business update, Avamere has experienced cash flow constraints over the past several months from census declines as a result of a spike in COVID-19 cases in Oregon, Colorado and Washington together with admissions limitations in these states, as well as from increased labor pressure. To date, we have drawn $7.9 million from Avamere’s letter of credit to fund rental obligations for September and October 2021 and expect to use most of the remaining balance of the letter of credit to fund Avamere’s rental obligations for November 2021. Avamere currently leases 27 facilities from us under a triple-net master lease for a total annual rent of $44.1 million. The lease with Avamere expires on May 31, 2031. We have evaluated the impact of these recent events, and the mitigation efforts that Avamere has advised us it is taking or expects to take, on Avamere’s ability to pay its lease obligations for the remaining term of its lease and concluded that this lease should no longer be accounted for on an accrual basis. We consequently wrote off $25.2 million of non-cash rent receivable balances related to this lease. If the lease is amended in the future, the terms of any such amendment may result in us writing off or accelerating the amortization on all or a portion of the above-market lease intangible asset associated with the Avamere lease, which totaled $19.1 million as of September 30, 2021.

Average Occupancy and Skilled Mix Census — Triple-Net Portfolio
•Average occupancy in our portfolio continues to recover despite the surge of the Delta variant in the broader population during the third quarter. Vaccine uptake has been high among patients and residents across the acuity spectrum and infection and mortality rates have remained low despite the rise in COVID-19 cases in the general community. Average occupancy for our Skilled Nursing/Transitional Care portfolio hit a trough in the final weeks of December 2020 and has improved materially since then but the pace of recovery decelerated in the summer as the Delta variant emerged. Our top eight Skilled Nursing operators, which comprise 68% of our Skilled Nursing rent, saw increased average occupancy of 536 basis points from the late-December 2020 low point through mid-October 2021. Excluding Avamere, which has experienced a 274 basis point decrease in census since late-December 2020, average occupancy for our remaining top seven skilled nursing operators has increased 701 basis points since late-December 2020. Avamere’s occupancy dropped to as low as 67% in the first half of October 2021 as a result of admission restrictions in the states they operate in, but currently occupancy is at 71%, primarily reflecting occupancy benefits from the establishment of new COVID-specific units in the state of Oregon.
•Skilled Mix census in our Skilled Nursing/Transitional Care portfolio stands 48 basis points higher as of mid-October 2021 compared to February 2020 pre-pandemic levels, but is down from the prior quarter due to the number of COVID patients materially decreasing.
•Average occupancy for our same-store Senior Housing - Leased portfolio bottomed out during the first half of February 2021 and has increased 465 basis points through mid-October 2021, an increase of 100 basis points from mid-July 2021.
•Excluding one non-stabilized facility, average occupancy from February 2020 through mid-October 2021 for our Specialty Hospitals and Other portfolio increased 125 basis points and has remained strong throughout the pandemic.

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Same-Store Senior Housing - Managed REVPOR
•REVPOR in our Senior Housing - Managed portfolio held up during the pandemic despite pressure on occupancy and significant discounting by some competing operators.

	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	YoY Change
Assisted living	$6,066	$6,028	$5,952	$6,062	$5,962
Sequential Change	0.6%	1.3%	(1.8)%	1.7%		1.7%

Independent living	$2,532	$2,545	$2,553	$2,529	$2,544
Sequential Change	(0.5)%	(0.3)%	0.9%	(0.6)%		(0.5)%

Same-Store Senior Housing - Managed Occupancy and NOI
•Since the roll-out of the vaccines, we continue to see a greater occupancy recovery in higher-acuity communities where pent-up demand is most apparent. Assisted living and memory care communities lost more occupancy than independent living communities prior to the distribution of vaccines. Through mid-October, our same-store managed assisted living portfolio had recovered 586 basis points of occupancy since its low in the second half of March 2021. Our same-store managed independent living portfolio had recovered 168 basis points in occupancy through mid-October since its low in the first half of May 2021. The emergence of the Delta variant in late summer and early fall has had little impact on the occupancy recovery in our Senior Housing - Managed portfolio.
•Our largest senior housing operators began implementing vaccine mandates for their staffs last quarter and have seen limited incremental attrition from doing so. Labor shortages are impacting all industries, and the cost of labor, whether direct or through the use of contract labor, has increased as a result.
•Cash NOI and margin both decreased in the managed portfolio during the third quarter of 2021 despite an increase in revenue. This change is a result of the lack of federal grant income during the third quarter of 2021 as well as increased labor costs in our higher acuity properties.

	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020
Occupancy - AL	73.5%	70.8%	68.8%	77.9%	80.5%
Sequential Change	2.7%	2.0%	(9.1)%	(2.6)%

Occupancy - IL	79.8%	78.6%	79.0%	80.5%	81.9%
Sequential Change	1.2%	(0.4)%	(1.5)%	(1.4)%

Resident fees and services	$37,008	$36,642	$35,682	$38,349	$39,691
Sequential Change	$366	$960	$(2,667)	$(1,342)

Cash NOI [1]	$8,248	$9,318	$6,947	$10,201	$11,671
Sequential Change	$(1,070)	$2,371	$(3,254)	$(1,470)
1    Resident fees and services and Cash NOI balances include $0.5 million, $0.6 million and $1.2 million of Grant Income for 2Q 2021, 4Q 2020 and 3Q 2020, respectively.

EBITDARM Coverage
•The reported trailing twelve-month EBITDARM Coverages for the third quarter of 2021 (presented one quarter in arrears) include approximately $119 million received from the CARES Act Provider Relief Fund as reported by our tenants. Excluding these amounts, the above EBITDARM Coverages for our Skilled Nursing/Transitional Care and Senior Housing - Leased portfolios would be 1.34x and 1.05x, respectively. This represents a decrease of 0.09x and 0.03x, respectively, compared to the EBITDARM Coverages reported for the second quarter of 2021 (presented one quarter in arrears) excluding amounts received from the CARES Act Provider Relief Fund (“PRF”), with the decrease being due to higher labor costs. Also, despite recent increases in census, the trailing twelve-month census declined sequentially with 2Q 2020 being replaced with 2Q 2021, which also contributed to the lower EBITDARM. We estimate that our tenants have received approximately $250 million from the PRF. To date, our tenants have recognized approximately $200 million of the $250 million in their operating results. Recognition of the remaining $50 million is dependent on demonstration of need and application to allowable expenses or lost revenues within the applicable “Period of Availability”, and any such unused amounts may be required to be returned to the federal

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government. Based on the conditions of such recognition, we estimate that up to $30 million of the remaining $50 million is subject to return.
•The decline in reported trailing twelve-month EBITDARM Coverage for our Skilled Nursing/Transitional Care portfolio can be largely attributed to a decrease of approximately $30 million in operator-recognized revenue from the PRF coupled with an increase in reported nursing contract labor expense of approximately $9 million, each as compared with the trailing twelve-month period reported in the second quarter of 2021.
•For the most recent stand-alone quarter, and excluding the benefit of amounts received from the PRF, trailing three-month EBITDARM Coverage for the third quarter of 2021 (presented one quarter in arrears), would be 1.47x and 1.00x for our Skilled Nursing/Transitional Care and Senior Housing - Leased portfolios, respectively, compared to 1.51x and 0.90x for the stand-alone second quarter of 2021 (presented one quarter in arrears).

COVID-19 Mitigation
In addition to the $20 million to $50 million that we estimate may still be recognized in earnings by our tenants from funds they have already received from the PRF, we expect our tenants to receive additional funding to help support their operations. On September 10, 2021, the U.S. Department of Health and Human Services (“HHS”) announced that it is making $25.5 billion in new funding available for health care providers affected by the COVID-19 pandemic. This funding includes $8.5 billion in American Rescue Plan resources for providers who serve rural Medicaid, Children’s Health Insurance Program, or Medicare patients, and an additional $17 billion for Phase 4 of the PRF for a broad range of providers who can document revenue loss and increased expenses associated with the pandemic. We do not yet know how much our tenants will be receiving from the PRF Phase 4 distribution but expect funds to be distributed by the end of 2021. After the distribution of the aforementioned announced funding, there is an estimated $28 billion remaining to be disbursed from the PRF in addition to any previously distributed funds having been or required to be returned by an assortment of health care providers. Further, HHS recently extended the COVID-19 Public Health Emergency for another 90 days, effective October 18, 2021, which allows HHS to continue providing temporary regulatory waivers, including the waiver of the three-day hospital stay requirement, and new rules to equip skilled nursing facilities and some assisted living operators with flexibility to respond to the COVID-19 pandemic. Lastly, suspension of the Medicare sequestration is effective through December 31, 2021, and the FMAP funding increase to the states is effective through March 31, 2022.
For additional information on aggregate amounts reported as being received or otherwise available to our operators under the CARES Act through September 30, 2021, please refer to the Top 10 Relationships and COVID-19 Mitigation Summary section of our Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.

2021 GUIDANCE
We reaffirm our previously issued per diluted common share guidance for Normalized FFO and Normalized AFFO for the year ending December 31, 2021. However, our previously issued guidance did not include the impact of two matters that affect our full year 2021 per diluted common share guidance for net loss, FFO and AFFO as set forth below:

	Per Share Impact on
	Net Loss	FFO	AFFO
Avamere straight-line rent receivable write-off	$(0.11)	$(0.11)	$—

Debt extinguishment costs related to redemption of senior unsecured notes due 2024	$(0.17)	$(0.17)	$(0.16)
The impact of these two matters are added back in arriving at Normalized FFO and Normalized AFFO.

Commenting on the third quarter results, Rick Matros, CEO and Chair, said, “The portfolio continues to recover from the COVID-19 pandemic. The vaccination uptake for the workforce continues to improve and the mandate should help that. We have seen how effective the vaccines have been materially limiting the impact of the Delta variant on patients, residents and staff. With workforce vaccine uptake improving, there could effectively be a protective wall around the facilities as we expect that we will be living with some level of the virus in communities going forward. With that said, workforce shortages continue to be one of the most significant impediments left to a more speedy operational recovery. With the holiday season coming shortly, we are hopeful we will see more of the workforce returning, if not by year end, then shortly thereafter. We are not seeing a material impact on our tenants and operators, at this time, from supply chain issues. Our investment pipeline is robust,

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and our acquisition team continues to source and close accretive investments, completing approximately $400 million in investments at a weighted average yield of 7.55%. Our balance sheet is strong and FFO growth remains our top priority.”
LIQUIDITY
Pro forma for the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024, as of September 30, 2021, we had approximately $1.2 billion of liquidity, consisting of unrestricted cash and cash equivalents of $246.6 million and available borrowings of $1.0 billion under our revolving credit facility. As of September 30, 2021, we also had $497.3 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2021 third quarter results will be held on Thursday, November 4, 2021 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 2558322. The webcast URL is https://edge.media-server.com/mmc/p/xt9n4b8b. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of September 30, 2021, Sabra’s investment portfolio included 421 real estate properties held for investment (consisting of (i) 282 Skilled Nursing/Transitional Care facilities, (ii) 61 Senior Housing communities (“Senior Housing - Leased”), (iii) 49 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 29 Specialty Hospitals and Other facilities), one asset held for sale, one investment in a sales-type lease, 17 investments in loans receivable (consisting of (i) one mortgage loan, (ii) one construction loan and (iii) 15 other loans), eight preferred equity investments and one investment in an unconsolidated joint venture. As of September 30, 2021, Sabra’s real estate properties held for investment included 41,692 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities; our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities; our expectations regarding the timing and extent of the recovery in occupancy and improvements in operating results at our facilities; our expectations regarding the positive impact of a vaccinated workforce on the health and safety of the facilities operated by our tenants and operators; our expectations regarding improvements to workforce shortages and labor costs; and our other expectations regarding our future financial position, results of operations (including our earnings guidance for 2021, as well as the assumptions set forth therein, and our leverage expectations), cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions, and plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ongoing COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and measures intended to prevent its spread, and the related impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability

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to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021; our ability to raise capital through equity and debt financings; risks associated with our investment in the Enlivant Joint Venture; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, cash net operating income (“Cash NOI”), Annualized Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental and related revenues (1)	$85,367	$100,612	$309,533	$319,851
Interest and other income	3,405	3,299	9,377	8,756
Resident fees and services	39,819	39,341	114,978	117,908

Total revenues	128,591	143,252	433,888	446,515

Expenses:
Depreciation and amortization	45,046	44,209	133,912	132,579
Interest	24,243	24,904	72,956	75,900
Triple-net portfolio operating expenses	5,075	5,249	15,210	15,481
Senior housing - managed portfolio operating expenses	30,761	27,745	88,607	82,976
General and administrative	8,683	7,216	26,432	24,650
(Recovery of) provision for loan losses and other reserves	(26)	(90)	1,890	706
Impairment of real estate	495	3,154	495	3,154

Total expenses	114,277	112,387	339,502	335,446

Other income (expense):
Loss on extinguishment of debt	(913)	(139)	(1,760)	(531)
Other income	277	115	386	2,308
Net gain (loss) on sales of real estate	655	2,715	(1,784)	2,828

Total other income (expense)	19	2,691	(3,158)	4,605

Income before (loss) income from unconsolidated joint venture and income tax (expense) benefit	14,333	33,556	91,228	115,674

(Loss) income from unconsolidated joint venture	(4,018)	2,766	(178,817)	(13,037)
Income tax (expense) benefit	(92)	138	(1,314)	(1,337)

Net income (loss)	$10,223	$36,460	$(88,903)	$101,300

Net income (loss), per:

Basic common share	$0.05	$0.18	$(0.41)	$0.49

Diluted common share	$0.05	$0.18	$(0.41)	$0.49

Weighted-average number of common shares outstanding, basic	220,865,518	205,791,699	216,227,221	205,592,806

Weighted-average number of common shares outstanding, diluted	222,063,910	206,727,167	216,227,221	206,442,674

(1)    See page 8 for additional details regarding Rental and related revenues.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) - SUPPLEMENTAL INFORMATION
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash rental income	$101,496	$103,519	$305,480	$305,478
Straight-line rental income	3,391	4,198	11,114	13,649
Straight-line rental income receivable write-offs	(25,213)	(10,409)	(25,213)	(13,750)
Above/below market lease amortization	1,081	2,196	3,985	5,823
Above/below market lease intangible write-offs	—	(3,894)	—	(7,063)
Operating expense recoveries	4,612	5,002	14,167	15,714

Rental and related revenues	$85,367	$100,612	$309,533	$319,851

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $805,260 and $681,657 as of September 30, 2021 and December 31, 2020, respectively	$5,228,677	$5,285,038
Loans receivable and other investments, net	105,896	102,839
Investment in unconsolidated joint venture	109,944	288,761
Cash and cash equivalents	546,338	59,076
Restricted cash	5,080	6,447
Lease intangible assets, net	76,430	82,796
Accounts receivable, prepaid expenses and other assets, net	137,181	160,646
Total assets	$6,209,546	$5,985,603

Liabilities
Secured debt, net	$76,968	$79,065
Term loans, net	593,625	1,044,916
Senior unsecured notes, net	2,031,494	1,248,393
Accounts payable and accrued liabilities	126,828	146,276
Lease intangible liabilities, net	51,531	57,725
Total liabilities	2,880,446	2,576,375

Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 220,858,092 and 210,560,815 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2,209	2,106
Additional paid-in capital	4,344,273	4,163,228
Cumulative distributions in excess of net income	(1,001,238)	(716,195)
Accumulated other comprehensive loss	(16,144)	(39,911)
Total equity	3,329,100	3,409,228
Total liabilities and equity	$6,209,546	$5,985,603

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(88,903)	$101,300
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	133,912	132,579
Non-cash rental and related revenues	10,113	1,340
Non-cash interest income	(1,444)	(1,743)
Non-cash interest expense	5,389	6,527
Stock-based compensation expense	6,987	5,651
Loss on extinguishment of debt	1,760	531
Provision for loan losses and other reserves	1,890	706
Net loss (gain) on sales of real estate	1,784	(2,828)
Impairment of real estate	495	3,154
Other-than-temporary impairment of unconsolidated joint venture	164,126	—
Loss from unconsolidated joint venture	14,691	13,037
Distributions of earnings from unconsolidated joint venture	—	11,318
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	13,062	(3,523)
Accounts payable and accrued liabilities	(5,403)	(2,594)
Net cash provided by operating activities	258,459	265,455
Cash flows from investing activities:
Acquisition of real estate	(62,116)	(92,945)
Origination and fundings of loans receivable	—	(1,651)
Origination and fundings of preferred equity investments	(4,153)	(20,059)
Additions to real estate	(29,278)	(32,416)
Repayments of loans receivable	2,432	3,095
Repayments of preferred equity investments	683	3,399
Net proceeds from the sales of real estate	15,066	8,754
Distributions in excess of earnings from unconsolidated joint venture	—	1,305
Net cash used in investing activities	(77,366)	(130,518)
Cash flows from financing activities:
Net borrowings from revolving credit facility	—	56,000
Proceeds from issuance of senior unsecured notes	791,520	—
Principal payments on term loans	(455,000)	—
Principal payments on secured debt	(2,185)	(2,396)
Payments of deferred financing costs	(7,444)	(819)
Issuance of common stock, net	172,188	20,961
Dividends paid on common stock	(194,311)	(215,747)
Net cash provided by (used in) financing activities	304,768	(142,001)
Net increase (decrease) in cash, cash equivalents and restricted cash	485,861	(7,064)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	34	(230)
Cash, cash equivalents and restricted cash, beginning of period	65,523	49,143
Cash, cash equivalents and restricted cash, end of period	$551,418	$41,849
Supplemental disclosure of cash flow information:
Interest paid	$66,051	$67,995
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$—	$20,731
Secured debt assumed by buyer in connection with sale of real estate	$—	$31,830

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$10,223	$36,460	$(88,903)	$101,300
Add:
Depreciation and amortization of real estate assets	45,046	44,209	133,912	132,579
Depreciation and amortization of real estate assets related to unconsolidated joint venture	4,806	10,391	16,529	21,525
Net (gain) loss on sales of real estate	(655)	(2,715)	1,784	(2,828)
Net loss (gain) on sales of real estate related to unconsolidated joint venture	15	(7,537)	30	3,271
Impairment of real estate	495	3,154	495	3,154
Other-than-temporary impairment of unconsolidated joint venture	—	—	164,126	—
FFO	$59,930	$83,962	$227,973	$259,001
Write-offs of straight-line rental income receivable and lease intangibles	24,326	14,522	22,054	21,200
Lease termination income	—	(300)	—	(300)
Loss on extinguishment of debt	913	139	1,760	531
(Recovery of) provision for loan losses and other reserves	(26)	(90)	1,890	706
Support payment paid to joint venture manager	—	—	2,450	—
Other normalizing items (1)	148	589	852	(1,197)
Normalized FFO	$85,291	$98,822	$256,979	$279,941
FFO	$59,930	$83,962	$227,973	$259,001
Stock-based compensation expense	2,428	916	6,987	5,651
Non-cash rental and related revenues	20,740	7,907	10,113	1,340
Non-cash interest income	(530)	(608)	(1,444)	(1,743)
Non-cash interest expense	1,744	2,069	5,389	6,527
Non-cash portion of loss on extinguishment of debt	913	139	1,760	531
(Recovery of) provision for loan losses and other reserves	(26)	(90)	1,890	706
Other non-cash adjustments related to unconsolidated joint venture	(150)	394	(1,364)	1,337
Other non-cash adjustments	(213)	115	320	570
AFFO	$84,836	$94,804	$251,624	$273,920
Cash portion of lease termination income	—	(300)	—	(300)
Support payment paid to joint venture manager	—	—	2,450	—
Other normalizing items (1)	405	567	963	(1,259)
Normalized AFFO	$85,241	$95,071	$255,037	$272,361
Amounts per diluted common share:
Net income (loss)	$0.05	$0.18	$(0.41)	$0.49
FFO	$0.27	$0.41	$1.05	$1.25
Normalized FFO	$0.38	$0.48	$1.18	$1.36
AFFO	$0.38	$0.46	$1.15	$1.32
Normalized AFFO	$0.38	$0.46	$1.17	$1.31
Weighted average number of common shares outstanding, diluted:
Net income (loss)	222,063,910	206,727,167	216,227,221	206,442,674
FFO and Normalized FFO	222,063,910	206,727,167	217,385,804	206,442,674
AFFO and Normalized AFFO	222,542,049	207,523,386	217,906,904	207,288,178

(1)    FFO and AFFO for the nine months ended September 30, 2021 and 2020 include $0.4 million and $2.3 million, respectively, earned during the period related to legacy Care Capital Properties, Inc. investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

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REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Annualized Cash Net Operating Income (“Annualized Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding COVID-19 Pandemic Expenses, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income.

Annualized Revenues
The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or Grant Income and are net of repositioning reserves, if applicable.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

COVID-19 Pandemic Expenses
COVID-19 Pandemic Expenses consist primarily of (i) personal protective equipment costs, (ii) incremental labor costs (including bonuses, hero pay and additional labor needed to implement new health and safety protocols) and (iii) incremental supply costs required to implement new health and safety protocols (e.g., disposable food containers and stronger disinfectants), in each case incurred by communities in our Senior Housing - Managed portfolio specifically as a result of the COVID-19 pandemic.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or

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REPORTING DEFINITIONS
fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Grant Income
Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents.

Net Debt*
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements.

Net Debt to Adjusted EBITDA*
Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

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REPORTING DEFINITIONS
Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

REVPOR
REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding Grant Income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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